                                  Exhibit 10.9
                                 LEASE AGREEMENT

Lessor: (hereinafter referred to as party A)
           Shanghai Shanhai Group

Lessee: (hereinafter referred to as party B)
           Shanghai Likang Disinfectant High-Tech Co., Ltd

Article 1.  the Leased Area and Rent

      The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor the office specified below: The area of this office building is 14,000 square feet. The rent of the plant is $10,600 a year. Lessor provides Lessee with water and power supply to ensure office operation.

Articles 2.  Lease Term

      The Lease Agreement shall be effective for five years, commencing from January 1, 2005 and ending on December 31, 2010.

Articles 3. Payment of rent

      The rent is paid quarterly by Lessee.

Article 4. Other Expenses

      The Lessee pays on monthly basis the following expenses: Electricity, Water and tax.

Article 5. Termination of Lease Agreement

      Without the written consent of the Lessor, the Lessee shall not terminate the Lease Agreement during the lease term otherwise the Lessor shall be entitled to forfeit the Deposit. Without the consent of the Lessee, the Lessor shall not terminate the Lease Agreement during the lease term except that force majeure occurs.

Article 6. Dispute Resolution

      All disputes between the Lessor and Lessee shall be settled by negotiation, if can not be resolved through negotiation, the dispute shall be submitted to the authorized Arbitration Commission or the People's Court for trial and the place of arbitration shall be determined by both parties' agreement. The formal correspondence address shall be the address stated in this agreement.

Article 7. Effectiveness

      This agreement shall be effective immediately upon signing and sealing by the Lessor and Lessee. The issues uncovered by the Lease Agreement may be determined by the Parties with an Appendix to this Lease Agreement. The Appendix shall be deemed as a part of this Lease Agreement and shall be equally valid.

Lessor: Shanghai Shanhai Group

      (Signature)

      Date:

Lessee: Shanghai Likang Disinfectant High-tech Co.,ltd

      (Signature)

      Date: